SECURITIES  AND EXCHANGE COMMISSION
                   Washington,  D.C.    20549


                     _______________________


                            FORM 8-K

                         CURRENT REPORT



             Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported ):
                         March 11, 1998



               MAINSTREET  BANKGROUP INCORPORATED
          --------------------------------------------
             (Exact name of as specified in charter)


   Virginia                0-8622                54-1046817
---------------          ----------           ----------------
(State or other         (Commission            (IRS Employer
 jurisdiction of         File Number)         Identification No.)
 incorporation)


       P.O. BOX 4831, Martinsville, Virginia    24115-4831
    ---------------------------------------------------------
     (Address of principal executive offices )   (Zip Code)


Registrant's telephone number, including area code:
                          540-666-6724
                         --------------

Item 5.    Other Events

     This current report on Form 8-K is filed by MainStreet BankGroup Incorporated ("Registrant") to report Registrant's agreement to acquire Ballston Bancorp, Inc. ("Ballston"), subject to regulatory approval and approval by the shareholders of Ballston and certain other specified conditions. Under terms of the agreement, Registrant has agreed to pay the equivalent of $12.04 per share for each outstanding share of Ballston common stock in the form of MainStreet Common Stock. Registrant has agreed to exchange a maximum of .4920 and a minimum of .4025 shares of its Common Stock for each of the 1,619,474 outstanding shares of Ballston Common Stock. These exchange ratios are subject to adjustment under certain circumstances. If the maximum exchange ratios are used, 796,781 shares of Registrant's Common Stock will be issued in the transaction. This transaction is valued at approximately $19.5 million. At December 31, 1997, Registrant had 11,996,165 shares of Common Stock outstanding.

     Ballston was organized under the laws of Delaware, and serves the Arlington, Virginia area with three offices. A fourth office will be opened in the Falls Church, Virginia area in the near future. At December 31, 1997, Ballston reported total assets of $80.3 million.

     Registrant is a multi-community bank holding company headquartered in Martinsville, Virginia. It owns eleven community banks ( 45 offices), and two nonbanking subsidiaries. One nonbank subsidiary is a trust company chartered as a limited purpose national banking association and the other is a trust formed under the laws of the State of Delaware, exclusively for the purpose of issuing Trust Securities and investing the proceeds in 8.90% Junior Subordinated Deferrable Interest Debentures issued by the Registrant. Registrant had year end assets of $1.7 billion. Registrant currently serves the following markets: City of Martinsville and Henry County; the City of Galax, Town of Hillsville and Carroll and Grayson Counties; the Towns of Ferrum and Rocky Mount and Franklin County; the Town of Forest, City of Lynchburg and Bedford, Campbell and Amherst Counties; the Town of Stuart and Patrick County; the Towns of Saltville and Chilhowie and Smyth County; the City of Clifton Forge and Alleghany County; the City of Richmond and the Towns of Ashland and Mechanicsville and the Counties of Hanover, Henrico and Chesterfield; the County of Fairfax and the Cities of Reston and McClean, Virginia; the town of College Park and Prince George's County, Maryland and contiguous areas.


Item 7(c).  Exhibits

(2)  Agreement and Plan of Merger

                           Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                         MAINSTREET BANKGROUP INCORPORATED

Date: March 13, 1998               By:  /s/ JAMES E. ADAMS
                                        -----------------------
                                        James E. Adams
                                        Chief Financial Officer,
                                        Executive Vice President,
                                        Treasurer